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                                                                   Exhibit 23(a)


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements pertaining to the Alexander Energy Corporation 1993 Stock Option Plan (Form S-8 No. 33-63978) and the 1986 Incentive Stock Option Plan (Form S-8 No. 33-20425) of our report dated March 24, 1995, with respect to the consolidated financial statements of Alexander Energy Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1994.

                                                       ERNST & YOUNG LLP

Oklahoma City, Oklahoma
March 29, 1995